Exhibit 99.1

REDWOOD TRUST REPORTS FOURTH QUARTER 2020 FINANCIAL RESULTS

MILL VALLEY, CA – Wednesday, February 10, 2021 – Redwood Trust, Inc. (NYSE:RWT), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended December 31, 2020.
Key Financial Results and Metrics
•GAAP net income was $54 million, or $0.42 per diluted common share
•GAAP book value per common share was $9.91 at December 31, 2020
•Economic return on book value(1) of 7%
•Recourse leverage ratio(2) of 1.3x at December 31, 2020
•Declared and paid a regular quarterly dividend of $0.14 per common share for the fourth quarter

Operating Business Highlights
Residential Lending
•Locked a record $3.8 billion(3) of jumbo residential loans, up 81% from the third quarter 2020; loan purchase commitments were $2.5 billion(4), up 108% from the third quarter 2020
•Loan pipeline at December 31, 2020 included $3.1 billion of loans identified for purchase, up 72% from the third quarter of 2020
•Purchased $1.6 billion of jumbo loans and sold $810 million of whole loans
•Completed two securitizations backed by $669 million of Select jumbo loans, in aggregate, including a $345 million single-investor securitization placed with an insurance company
•As of January 31, 2021, funded nearly $120 million of residential loan purchases through "Rapid Funding," a proprietary technology-enabled program that significantly accelerates purchase timelines for qualified originators

_____________________
(1)    Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $7.7 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $57 million of intangible assets.
(3)    Does not account for potential fallout from pipeline that typically occurs through the lending process.
(4)    Includes estimated potential fallout from locked pipeline that typically occurs through the lending process.

Business Purpose Lending
•Originated $448 million in business purpose loans, up 71% from the third quarter 2020, including $348 million of single-family rental (SFR) loans and $100 million of bridge loans
•Completed a CAFL securitization backed by $275 million in SFR loans with improved execution versus most recent prior issuance
•Distributed $60 million in SFR loans into a single-investor securitization with an insurance company which includes a unique ramp-up feature that enhances our capital efficiency
•Called a previously issued SFR securitization with $75 million of outstanding loans

Other Company Highlights
•During the quarter, the fair value of its securities investment portfolio increased 3%
•In January, launched RWT Horizons, a home-grown venture investing effort focused on early-stage technology companies focused on disruptive innovations in mortgage finance

"We entered 2021 in a renewed position of strength, achieving another quarter of record lock volumes in residential lending and strong volumes and contribution from business purpose lending. Overall credit performance in our investment portfolio has strengthened as delinquencies have continued to decrease since their peak in the summer and strong home price appreciation has kept actual credit losses low," said Chris Abate, Chief Executive Officer of Redwood Trust. "Demand for single-family detached housing has grown significantly, further validating our core investment thesis. Looking ahead, our strategic priorities include allocating ample capital into our operating platforms, doubling down on our technology investments to scale our business and continuing to support and develop our team members. With two of the largest and most highly regarded issuance platforms in the private label securitization market, we’re positioned to generate durable margins and attractive assets that we expect will result in high-quality earnings. Factoring all this in, it gives us great confidence that we can safely support a stable to growing dividend in 2021."

Fourth Quarter 2020 Redwood Review Available Online
A further discussion of Redwood's business, financial results and taxable income is included in the fourth quarter 2020 Redwood Review, which is available within the “Financials-Redwood Review” section on the Company’s investor relations website at ir.redwoodtrust.com.

REDWOOD TRUST, INC.

Financial Performance	Three Months Ended		Year Ended
($ in millions, except per share data)	12/31/2020	9/30/2020	12/31/2020

GAAP net income (loss)	$54	$142	$(582)
GAAP net income (loss) per diluted common share	$0.42	$1.02	$(5.12)

REIT taxable income (loss) (estimated)	$6	$7	$(7)
REIT taxable income (loss) per share (estimated)	$0.05	$0.07	$(0.05)

GAAP book value per share	$9.91	$9.41	$9.91
Dividends per common share	$0.14	$0.14	$0.725

Conference Call and Webcast
Redwood will host an earnings call today, February 10, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter 2020 financial results. The number to dial in order to listen to the conference call is 1-877-300-8521 in the U.S. and Canada. International callers must dial 1-412-317-6026. A replay of the call will be available through midnight on February 24, 2021, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #10150638.
The conference call will be webcast live in listen-only mode through the Events and Presentations section of Redwood Trust's Investor Relations website at https://ir.redwoodtrust.com/events-and-presentations/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, March 1, 2021, and also make it available on Redwood’s website.
About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly-traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to our positioning to generate durable margins and attractive assets that we expect will result in high-quality earnings, and our confidence that we can safely support a stable to growing dividend in 2021, our estimates of 2020 REIT taxable income and the expected timing for the filing of Redwood's Annual Report on Form 10-K. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 under the caption “Risk Factors,” and in our Current Report on Form 8-K filed on April 2, 2020. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19

Interest income	$122	$122	$130	$198	$193
Interest expense	(98)	(100)	(103)	(147)	(148)
Net interest income	24	22	27	51	45
Non-interest income (loss)
Mortgage banking activities, net	54	59	(6)	(29)	46
Investment fair value changes, net	23	107	152	(871)	1
Other income	—	—	1	3	5
Realized gains, net	—	1	26	4	6
Total non-interest income (loss), net	77	167	173	(893)	58
General and administrative expenses	(30)	(28)	(29)	(29)	(38)
Loan acquisition costs	(3)	(2)	(2)	(4)	(5)
Other expenses	(4)	(8)	(5)	(91)	(7)
(Provision for) benefit from income taxes	(8)	(9)	—	22	(4)
Net income (loss)	$54	$142	$165	$(943)	$49

Weighted average diluted shares (thousands) (2)	140,641	141,970	147,099	114,077	152,983
Diluted earnings (loss) per common share	$0.42	$1.02	$1.00	$(8.28)	$0.38
Regular dividends declared per common share	$0.14	$0.14	$0.125	$0.32	$0.30

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, excluding the first quarter of 2020, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019 were 112,090, 111,904, 114,940, 114,838, and 114,353, respectively.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Years Ended December 31,
($ in millions, except share and per share data)	2020	2019

Interest income	$572	$622
Interest expense	(448)	(480)
Net interest income	124	142
Non-interest (loss) income
Mortgage banking activities, net	78	87
Investment fair value changes, net	(588)	36
Other income	4	19
Realized gains, net	30	24
Total non-interest (loss) income	(475)	166
General and administrative expenses	(115)	(109)
Loan acquisition costs	(11)	(10)
Other expenses	(109)	(13)
Benefit from (provision for) income taxes	5	(7)
Net (loss) income	$(582)	$169

Weighted average diluted shares (thousands)	113,936	136,781
Diluted (loss) earnings per common share	$(5.12)	$1.46
Regular dividends declared per common share	$0.725	$1.20

(1)Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19

Residential loans	$4,249	$4,495	$4,534	$6,711	$7,715
Business purpose residential loans	4,136	3,956	3,782	3,464	3,507
Multifamily loans	492	491	489	470	4,409
Real estate securities	344	351	316	293	1,100
Other investments	348	385	430	446	358
Cash and cash equivalents	461	451	529	378	197
Other assets	324	273	281	538	710
Total assets	$10,355	$10,402	$10,362	$12,301	$17,995

Short-term debt	$523	$483	$663	$2,342	$2,329
Other liabilities	195	158	168	318	370
Asset-backed securities issued	7,101	7,172	6,856	6,462	10,515
Long-term debt, net	1,425	1,536	1,738	2,454	2,953
Total liabilities	9,244	9,349	9,425	11,576	16,168

Stockholders' equity	1,111	1,053	937	725	1,827

Total liabilities and equity	$10,355	$10,402	$10,362	$12,301	$17,995

Shares outstanding at period end (thousands)	112,090	111,904	114,940	114,838	114,353
GAAP book value per share	$9.91	$9.41	$8.15	$6.32	$15.98

(1)Certain totals may not foot due to rounding.

CONTACTS
Lisa M. Hartman
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com